UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2019

LCI INDUSTRIES

(Exact name of registrant as specified in its charter)

Delaware		001-13646	13-3250533

(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East,	Elkhart,	Indiana	46514

(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:			(574)	535-1125

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	LCII	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The information set forth below under Item 2.03 is incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 19, 2019, Lippert Components, Inc. (“Buyer”), a wholly-owned subsidiary of LCI Industries (the “Registrant”), completed its acquisition (the “Acquisition”) of Curt Acquisition Holdings, Inc. (“Curt”), a leading manufacturer and distributor of branded towing products and truck accessories for the aftermarket, pursuant to the terms of the previously announced Stock Purchase Agreement (the “Purchase Agreement”), dated as of November 21, 2019, by and among Buyer, Curt and Curt Acquisition Holdings, LLC (“Seller”). The Acquisition was accomplished by Buyer’s purchase of all of the outstanding shares of capital stock of Curt from Seller.

Pursuant to the Purchase Agreement, the purchase price paid by Buyer to Seller for the Acquisition was approximately $340.0 million in cash, as adjusted based on closing net working capital, cash, transaction expenses and indebtedness (which transaction expenses and indebtedness were paid by Buyer on behalf of Seller and Curt). Of the purchase price amount, approximately $13.8 million was deposited into escrow accounts at closing for purposes of satisfying certain post-closing purchase price adjustments and indemnification claims.

The consideration paid by Buyer for the Acquisition was funded with a combination of a borrowing of $300.0 million under Buyer’s amended credit facility as well as a combination of available cash and borrowings under its revolving credit facility of $40.0 million. As described further below under Item 2.03, subsequent to the closing of the Acquisition and payment of the related consideration, Buyer entered into and borrowed $300.0 million under an incremental term loan and utilized that full amount to fund the purchase.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 22, 2019, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 19, 2019, the Registrant together with its wholly-owned subsidiaries Buyer, LCI Industries B.V., LCI Industries C.V., and LCI Industries Pte. Ltd. (collectively, the "Company") entered into an Incremental Joinder and Amendment No. 1 (the “Amendment”) which amends the Company’s existing Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) for a

revolving credit facility with JPMorgan Chase Bank, N.A., Wells Fargo Bank, N.A., and a syndicate of other lenders to, among other things, add a $300.0 million incremental term loan to the credit facility and to expand the facility to allow the Company, upon request, to increase the facility by up to an additional $300.0 million in the form of an increase to the revolving credit facility or one, or more, incremental term loan facilities upon approval of the lenders and receiving certain other consents. As a result of the new incremental term loan, the total borrowing capacity under the Credit Agreement, as amended by the Amendment, increased from $600.0 million to $900.0 million.

On December 19, 2019, following the closing of the Acquisition, the Company borrowed the full $300.0 million term loan and utilized that borrowing to fund the purchase, as described in Item 2.01 above.

The term loan is required to be repaid in an amount equal to 1.25% of the original principal amount of the term loan for the first eight quarterly payments (beginning on March 31, 2020) and then 1.875% of the original principal amount of the term loan for the remaining quarterly payments until the maturity date of December 14, 2023, when any unpaid balance of the term loan is due and payable.

Interest on borrowings under the term loan is designated from time to time by the Company as either: (i) the Alternate Base Rate (defined in the Credit Agreement as the greatest of (a) the Prime Rate of JPMorgan Chase, (b) the federal funds effective rate plus 0.5 percent, and (c) the Adjusted LIBO Rate (as defined in the Credit Agreement) for a one month interest period plus 1.0 percent), plus additional interest ranging from 0.0 percent to 0.625 percent depending on the Company's performance and financial condition; or (ii) the Adjusted LIBO Rate for a period equal to one week or one, two, three, or six months as selected by the Company, plus additional interest ranging from 0.875 percent to 1.625 percent depending on the Company's performance and financial condition.

The foregoing description of the Amendment is a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the Amendment, which includes the Credit Agreement, as amended by the Amendment, as Exhibit A to the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to 7.01, “Regulation FD Disclosure.” Such information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On December 19, 2019, the Registrant issued a press release announcing the closing of the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Index:

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated as of November 21, 2019, by and among Lippert Components, Inc., Curt Acquisition Holdings, LLC and Curt Acquisition Holdings, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Registrant on November 22, 2019)
10.1	Incremental Joinder and Amendment No. 1, dated as of December 19, 2019, among LCI Industries, Lippert Components, Inc., LCI Industries B.V., LCI Industries C.V., LCI Industries Pte. Ltd., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent
99.1	Press Release dated December 19, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCI INDUSTRIES
(Registrant)

By: /s/ Brian M. Hall Brian M. Hall Chief Financial Officer

Dated:	December 19, 2019